Exhibit 4.30

WAIVER AND SECOND AMENDMENT TO REVOLVING CREDIT,

TRANCHE B LOAN AND SECURITY AGREEMENT

WAIVER AND SECOND AMENDMENT TO REVOLVING CREDIT, TRANCHE B LOAN AND SECURITY AGREEMENT, dated as of November 9, 2006 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “U.S. Borrower”) and BIRKS & MAYORS INC. (f/k/a Henry Birks & Sons Inc.), a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), (ii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iii) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (iv) BANK OF AMERICA, N.A. (acting through its Canada Branch), as Canadian agent (the “Canadian Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Canadian Agent are parties to a Revolving Credit, Tranche B Loan and Security Agreement, dated as of January 19, 2006 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

BME IPCO. BME IPCO, Inc., a Delaware corporation, constituted as a joint venture in which Canadian Borrower owns 50% of the issued and outstanding Capital Stock of BME IPCO and Esty Grossman, an individual, owns the remaining 50% of the issued and outstanding Capital Stock of BME IPCO.

BME IPCO Distribution Agreement. That certain Jewellery Design and Distribution Agreement entered into in Montreal, Quebec, Canada on August 31, 2006, between Esty Grossman, an individual, Canadian Borrower and BME IPCO, as in effect on the Second Amendment Effective Date, a copy of which is on file with the Administrative Agent.

Second Amendment. The Second Amendment to Revolving Loan, Tranche B Loan and Security Agreement, dated as of November 9, 2006, among the Borrowers, the Lenders, the U.S. Administrative Agent and the Canadian Agent.

Second Amendment Effective Date. The date on which the conditions precedent to effectiveness to the Second Amendment have been satisfied or waived.

§2. Amendments to Section 9.3 of the Credit Agreement.

(a) Section 9.3 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of paragraph (e) therein; (ii) adding the word “and” at the end of paragraph (f) therein; and (iii) adding the following new paragraph (g) in the appropriate alphabetical order:

(g) Investments by the Borrowers or any Guarantor in BME IPCO in an amount not to exceed, in the aggregate, the sum of (i) the royalty payments required to be paid by Borrowers or any of their respective Subsidiaries under Section 7.2 of the BME IPCO Distribution Agreement, plus (ii) $250,000 in the aggregate in any Fiscal year, provided, that no Default or Event of Default shall then be continuing under this Agreement;

(b) Section 9.3 of the Credit Agreement is hereby further amended by adding immediately following the phrase “provided, however” in the proviso thereto the following: “that, with the exception of Investments referred to in paragraph (g) of this Section 9.3,”.

§3. Amendment to Schedule 7.19. Schedule 7.19 to the Credit Agreement is hereby amended by deleting such Schedule 7.19 in its entirety and substituting therefor Schedule 7.19 attached hereto as Exhibit A.

§4. Limited Waiver. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in §8 hereof, and in reliance upon the representations and warranties of each of the Loan Parties set forth in the Credit Agreement and in this Amendment, the Administrative Agent and the Lenders hereby waive Events of Default, if any, arising from (i) the formation of BME IPCO as a joint venture and an Event of Default, if any, arising therefrom under Section 13.1(e) on or prior to the Second Amendment Effective Date and (ii) Investments made by the Borrowers to BME IPCO prior to the Second Amendment Effective Date contrary to Section 9.3 (as in effect prior to the Second Amendment Effective Date) and an Event of Default, if any, arising therefrom under Section 13.1(c) on or prior to the Second Amendment Effective Date. The foregoing is a limited waiver and the execution and delivery of this Amendment does not (a) constitute a waiver by the Administrative Agent or any Lender of any other term or condition under Credit Agreement or any other Loan Document and of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents (all such rights, powers and remedies being expressly reserved), (b) establish a custom or a course of dealing or conduct among the Administrative Agent, any Lender, the Borrowers or any other Loan Party, or (c) prejudice any rights which any Lender or the Administrative Agent now has or may have in the future under or in connection with the Loan Documents.

§5. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Borrowers of this Amendment and all other instruments and agreements required to be executed and delivered by such Borrower in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Borrowers of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Borrower, have been authorized by all necessary corporate proceedings on behalf of such Borrower and do not and will not contravene any provision of law or such Borrower’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Borrower.

(b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms, except as limited by any Debtor Relief Laws or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Borrowers of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 7 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Borrowers has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Borrowers hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 13.1(e) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§6. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors and each of the Lenders and shall be in full force and effect; and

(b) The Administrative Agent, on behalf of the Canadian Agent, shall have received the duly executed stock certificate representing all of the Capital Stock of BME IPCO owned by the Canadian Borrower, together with transfer powers, in form and substance satisfactory to the Administrative Agent and duly endorsed in blank; and

(c) The Canadian Borrower shall have delivered to the Administrative Agent, on behalf of the Canadian Agent, a duly executed Schedule 2 to that certain pledge agreement, dated as of January 19, 2006, between the Canadian Borrower and the Canadian Agent; and

(d) The Borrowers shall have paid the Administrative Agent, for the pro rata accounts of the Lenders, an amendment fee equal to $7,500 in immediately available funds, such amendment fee to be fully earned and non-refundable on the Second Amendment Effective Date; and

(e) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers; and

(f) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

§7. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers each acknowledges and agrees that: (i) such Borrower does not have any claim or cause of action against the Administrative Agent, the Canadian Agent, any Applicable L/C Issuer or any Lender (or any of their respective directors, officers, employees or agent); (ii) such Borrower does not have any offset right, counterclaim, right of recoupment or any defense of any kind against such Borrower’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Applicable L/C Issuer or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Applicable L/C Issuers and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers. Each Borrower wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, any Applicable L/C Issuer’s and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Borrower unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Applicable L/C Issuers or any Lender to the Borrowers, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Applicable L/C Issuer or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrowers might otherwise have against the Administrative Agent, the Canadian Agent, any Applicable L/C Issuer or any Lender or any of their respective directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing (as of the Second Amendment Effective Date) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

§8. Miscellaneous Provisions.

(a) Each of the Borrowers hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Borrowers hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Administrative Agent under the Credit Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 16.2 of the Credit Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a facsimile signature page hereto shall constitute the delivery of an original signature page hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

U.S. BORROWER AND BORROWER’S REPRESENTATIVE

MAYOR’S JEWELERS, INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael_Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CFO

CANADIAN BORROWER

BIRKS & MAYORS INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance and Treasurer

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	Vice President

CANADIAN AGENT

BANK OF AMERICA, N.A. (acting through its Canada Branch)

By:	/s/ Nelson Lam
Name:	Nelson Lam
Title:	Vice President

REVOLVING CREDIT LENDERS

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	Vice President

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Elizabeth C. White
Name:	Elizabeth C. White
Title:	Director

LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, LLC, as Agent for LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:	/s/ Jai Alexander
Name:	Jai Alexander
Title:	Officer

GMAC COMMERCIAL FINANCE CORPORATION - CANADA

By:	/s/ Elizabeth C. White
Name:	Elizabeth C. White
Title:	Authorized Representative

LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA BRANCH

By:	/s/ Nick Dounas
Name:	Nick Dounas
Title:	Vice President

By:	/s/ Darcy Mack
Name:	Darcy Mack
Title:	First Vice President

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement; (c) acknowledge and confirm that the liens and security interests granted pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (d) acknowledges and agrees that, as of the date hereof, such Guarantor does not have any claim or cause of action against any Agent or any Lender (or any of its respective directors, officers, employees or agents); and (e) acknowledges, affirms and agrees that, as of the date hereof, such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to any Agent or any Lender.

GUARANTORS

HENRY BIRKS & SONS U.S., INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CFO

MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELRYS INTELLECTUAL PROPERTY HOLDING COMPANY JAN BELL MARKETING-PUERTO RICO, INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CFO

Exhibit A

EXHIBIT A

SCHEDULE 7.19

SUBSIDIARIES

Canadian Borrower:

The Canadian Borrower owns 100% of the outstanding shares of the following entities:

•	U.S. borrower (a Delaware corporation)

5870 North Hiatus Road, Tamarac, Florida 33321

•	Henry Birks & Sons U.S., Inc. (a Delaware corporation)

41 Century Drive West, Woonsocket, Rhode Island 02895-6162

•	Henry Birks & Sons Holding Inc.[1] (incorporated under the Canadian Business Corporations Act)

1240 Phillips Square, Montreal, Québec H3B 3H4

U.S. Borrower:

The U.S. Borrower owns 100% of the outstanding shares of the following entities:

•	Mayor’s Jewelers of Florida, Inc., a Florida corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	Mayor’s Jewelers Intellectual Property Holding Company, a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	JBM Retail Company, Inc., a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	JBM Venture Co., Inc., a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	Jan Bell Marketing-Puerto Rico, Inc., a Puerto Rico company

5870 North Hiatus Road, Tamarac, Florida 33321

[1]	This entity has been liquidated and has been dissolved in accordance with the terms of the Credit Agreement. It was a Non-Material subsidiary and therefore was not a party to the Guaranty.

The U.S. Borrower owns 99% of the outstanding shares of the following entity:

•	Exclusive Diamonds International, Ltd., an Israeli company[2]

JBM Venture Co., Inc., a Delaware corporation, owns 1% of the outstanding shares of the following entity:

•	Exclusive Diamonds International, Ltd., an Israeli company[3]

5870 North Hiatus Road, Tamarac, Florida 33321

Exclusive Diamonds International, Ltd., an Israeli company, owns 100% of the outstanding shares of the following entity:

•	Regal Diamond International (TA Ltd.), an Israeli company[4]

JOINT VENTURES

•	BME IPCO, Inc., a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

[2]	This entity will be liquidated, and is a Non-Material Subsidiary and therefore is not a party to the Guaranty.

[3]	This entity will be liquidated, and is a Non-Material Subsidiary and therefore is not a party to the Guaranty.

[4]	This entity will be liquidated, and is a Non-Material Subsidiary and therefore is not a party to the Guaranty.